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                                                                EXHIBIT 10.7


                                ADMINISTRATION

ELIGIBILITY

        The Allnet(R) Executive Perquisite program applies to executives of the Company who are assigned to eligible positions. Eligible positions include the President and Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents designated as "officers" of the Company. Certain other positions may be designated as eligible by the President and Chief Executive Officer.

TERM OF PROGRAM

        The effective date of the program is January 1, 1994. Each calendar year is a program year. The program is automatically renewable on January 1, 1995 and each year after unless it is terminated by the President and Chief Executive Officer. As with all Allnet(R) benefit plans, the Company expects and intends to continue this program indefinitely, but reserves the right to end or amend it. If this program is terminated by the Company, any eligible requests for reimbursement received by the program administrator prior to termination of the program will be paid.

ALLOWANCE

        The allowance is an annual sum you can apply to the cost of approved menu items. (The approved "menu" section is attached at the end of this document.) The Company will reimburse you for items or services from the menu, up to your allowance maximum.

        Any portion of the allowance not utilized in a program year will not be carried forward or used for any other purpose.

        The annual amount of the allowance varies according to your position level as follows:


                POSITION LEVEL                  ANNUAL ALLOWANCE
                ---------------                 ----------------
President and CEO                                       $16,000
Executive Vice President                                $12,500
Senior Vice Presidents, Vice Presidents                 $ 8,000
Any other eligible employee                     As determined by CEO



       ALLNET(R) EXECUTIVE PERQUISITE PROGRAM ADMINISTRATIVE GUIDELINES

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REIMBURSEMENT PROCEDURE (WITH EXCEPTION OF AUTOMOBILE ALLOWANCE)

STEP 1. You purchase an item, or pay a fee for a service, that appears on your menu.

STEP 2. You staple the bill and proof of payment (canceled personal check or credit card receipt) to a completed Reimbursement Authorization Form. This is mailed or delivered to Vicki Hobson-Adams in Human Resources.

STEP 3. Your allowance will be debited the gross cost of an approved menu item for which you submit documentation, up to the balance of your annual maximum as coordinated with any expenses reimbursed under the reimbursement procedure for the automobile allowance.

STEP 4.  You will receive reimbursement, less applicable withholding taxes.

REIMBURSEMENT PROCEDURE (AUTOMOBILE ALLOWANCE ONLY)

STEP 1. You can submit documentation along with a completed Reimbursement Authorization Form to Vicki Hobson-Adams in Human Resources indicating the average monthly cost of your leasing agreement, purchase agreement and automobile insurance. You will receive an automatic monthly allowance to reimburse you for your automobile costs.

STEP 2. Your annual allowance will be debited the average monthly automobile allowance each month automatically for the remainder of the year, up to the balance of your annual maximum. This will be coordinated with any expenses reimbursed under the reimbursement procedure for non automobile expenses.

STEP 3. You will receive reimbursement monthly, less applicable withholding taxes.


NEW PARTICIPANTS

     Employees who become eligible to enter the Allnet(R) Executive Perquisite program during a program year will participate on the following schedule:

     Entry any time during the first calendar quarter - The full allowance is available for the program year.

     Entry any time during the second or third calendar quarter - The allowance is pro rated for the number of COMPLETE months in the program.


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        Entry during the fourth calendar quarter - Eligible employees will enter the program on January 1 of the next program year.

PROMOTION

        Current participants promoted to a position eligible for a higher level of program participation will enter the new level on the same schedule as described above for new participants.

TERMINATION

        Your executive perquisite allowance will cease on the date of termination.

FOR MORE INFORMATION

        The Allnet(R) Executive Perquisite program is administered and interpreted by Human Resources. Questions pertaining to the program should be directed to Bill Norris, (313) 433-4996.


                              TAX CONSIDERATIONS


        There are income tax considerations associated with executive perquisites and benefits.

        It is important to note that the gross reimbursement from this program will be included in your W-2 for the year in which the reimbursement is made. As such, it will be taxed as regular income for federal, state and local income tax purposes as well as for FICA.

        Note: Certain amounts may be deductible on your income tax return for the year in which you pay them. You should consult your personal tax advisor concerning the tax impact of your perquisite benefits.


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                        MENU OF EXECUTIVE PERQUISITES


        This portion of the Allnet(R) Executive Perquisite program is designed to afford you optimal flexibility in creating your own, personalized plan. As a participant of the program, you have an annual allowance to apply to the cost of certain perquisites. The program specifies a list, or menu, of items and services from which you may build the program most valuable to you and your family.

        The program is effective for a one year period beginning January 1, 1994 and is automatically renewable on each January 1st after that. Your annual allowance under the program varies depending upon your level as an officer of the Company. In the case of Vice President and Senior Vice President level employees, the annual allowance is $8,000.00; in the case of Executive Vice Presidents, the annual allowance is $12,500.00 and in the case of the President and Chief Executive Officer, the annual allowance is $16,000.00.

        Following is your approved menu:

TENNIS CLUB, ATHLETIC CLUB OR FITNESS CENTER ANNUAL DUES

This includes annual dues for athletic clubs or fitness center memberships including tennis, swimming, squash or racquetball clubs or local YMCA-YWCAs. Related annual fees, such as a locker fee or seasonal court rental, are also included. Incidental costs are your personal responsibility.

BUSINESS ASSOCIATION OR UNIVERSITY CLUB

This includes annual dues for luncheon clubs sponsored by, or affiliated with, professional or alumni organizations. Incidental costs are your personal responsibility.

PERSONAL EXCESS LIABILITY INSURANCE

This insurance, also referred to as "umbrella" or "catastrophic" insurance, supplements your normal coverage. You can puchase excess liability insurance to meet your personal needs.

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SUPPLEMENTAL LIFE INSURANCE

You can purchase additional life insurance, beyond that provided by the Company, for yourself and/or purchase life insurance for your dependents.

TAX PREPARATION FEES

This includes a reputable firm's or professional's annual fees for preparing your federal, state and local income tax returns. The Company will not recognize statements for services rendered from employees of the Company, nor from relatives of the participating executive.

HOME COMPUTER AND ACCESSORIES

You can purchase a home computer, additional hardware or software and accessories for a new or existing home computer.

SOCIAL CLUB INITIATION FEE AND ANNUAL DUES

You can apply a portion or all of your annual allowance towards membership in a social club. The allowance can be used to pay non equity initiation fees, annual dues and related annual fees, such as fees for a locker or golf club storage. Incidental costs are your personal responsibility.

LEGAL OR FINANCIAL COUNSELING

This includes counseling from a reputable firm or individual pertaining to financial, estate or legal matters. The Company will not recognize statements for services rendered from employees of the Company, nor from relatives of the participating executive. Of course, this service is not available to pay fees incurred in any action in which your interest is inimical to the Company's.

MOBILE PHONE

This includes the purchase, installation, repair and monthly fee for a mobile telephone in your automobile.

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ANNUAL PHYSICAL EXAMINATION

The Company is concerned about you maintaining your good health and therefore covers an annual comprehensive physical examination to help you detect, and correct early, medical conditions. Results are confidential and solely for your benefit.

AUTOMOBILE ALLOWANCE

You can apply a portion or all of your annual allowance toward the costs of your primary automobile. Automobile expenses directly related to leasing agreements, purchase agreements and insurance are covered. Fuel and maintenance expenses are your own responsibility.







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